UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 4, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 4, 2014, Net Element, Inc.’s (the “Company”) current auditor, BDO USA LLP (“BDO”), informed the Company and its Audit Committee of its decision to not stand for re-election after completion of the audit of the Company’s consolidated financial statements for the year ended December 31, 2013.

BDO’s audit and related report on the Company's consolidated financial statements for the year ended December 31, 2013 has not been completed as of the date of this filing. The reports of BDO on the Company’s consolidated financial statements as of and for the year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the two most recently completed year ends, and during the subsequent interim period through April 4, 2014, there have been no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in BDO’s reports on the Company’s financial statements for such periods. During the year ended December 31, 2012, and through the subsequent interim period through April 4, 2014, there was a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K. As disclosed in our Form 10-K for the year ended December 31, 2012, there are material weaknesses in the Company’s internal controls over financial reporting.

The Company has requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements of the Company in response to Item 304(a) of Regulation S-K. A copy of such letter, dated April 10, 2014, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated April 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated April 10, 2014.